Exhibit 99.1

FOR IMMEDIATE RELEASE

The Inventure Group to Host Conference Call To Discuss Third Quarter 2009 Results on Oct. 21, 2009 at 4 p.m. ET

PHOENIX, Oct. 8, 2009 - The Inventure Group, Inc. (NASDAQ: SNAK), a leading specialty snack food manufacturer, will host a conference call on Wednesday, Oct. 21, 2009 at 4:00 p,m. ET to discuss its third quarter 2009 operating results. Inventure’s Chief Executive Officer, Terry McDaniel, and Chief Financial Officer, Steve Weinberger, will review the Company’s performance, comment on its future outlook and respond to investor inquiries.

Interested parties may participate toll free by dialing (888) 778-9069 or (913) 312-0409 for international callers. A live webcast of the call will also be available by accessing www.inventuregroup.net and will be archived for one year following the event.

About The Inventure Group, Inc.

With manufacturing facilities in Arizona, Indiana and Washington, The Inventure Group is a marketer and manufacturer of Intensely Different(tm) specialty brands in indulgent and better-for-you food categories under a variety of Company owned and licensed brand names, including T.G.I. Friday’s(r), BURGER KING(tm), Rader Farms(r), Boulder Canyon(tm) Natural Foods, Poore Brothers(r), Tato Skins(r) and Bob’s Texas Style(r). For further information about The Inventure Group visit www.inventuregroup.net.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, the potential need for additional financing, acquisition-related risks, significant competition, customer acceptance of new products, dependence upon major customers, dependence upon existing and future license agreements, general risks related to the food products industry, deteriorating economic conditions, and such other factors as are described in the Company’s filings with the Securities and Exchange Commission.

Contact:

The Inventure Group, Inc.

Steve Weinberger, Chief Financial Officer

(623) 932-6200